AFFILIATION AGREEMENT

This Affiliation Agreement ("Agreement") dated as of August 31, 2000 is entered into by and between FIFTH THIRD BANCORP, a corporation organized and existing under the corporation laws of the State of Ohio with its principal office located in Cincinnati, Hamilton County, Ohio ("Fifth Third"), and OTTAWA FINANCIAL CORPORATION, a corporation organized and existing under the corporation laws of the State of Delaware, with its principal office located in Holland, Michigan ("Ottawa").

W I T N E S S E T H :

WHEREAS, Fifth Third is a registered financial services holding company under the Bank Holding Company Act of 1956, as amended, and Ottawa is a unitary savings and loan holding company under Section 10 of the Home Owners Loan Act, as amended ("HOLA"), and Fifth Third and Ottawa desire to effect a merger under the authority and provisions of the corporation laws of the State of Ohio and the State of Delaware pursuant to which at the Effective Time (as herein defined in Section IX) Ottawa will be merged into Fifth Third, with Fifth Third to be and become the surviving corporation (the "Merger");

WHEREAS, Ottawa owns all of the outstanding stock of AmeriBank, a Michigan state chartered savings bank ("AmeriBank") which, at the Effective Time, will be merged with and into Fifth Third's wholly-owned subsidiary The Fifth Third Bank, Indiana, a Michigan banking corporation ("Fifth Third Bank, Indiana") with Fifth Third Bank, Indiana to become the surviving corporation (the "Subsidiary Merger");

WHEREAS, under the terms of this Agreement each of the issued and outstanding shares of the Common Stock, $.01 par value per share, of Ottawa ("Ottawa Common Stock") which are issued and outstanding (excluding treasury shares) immediately prior to the Effective Time will at the Effective Time be canceled and extinguished and in substitution therefor such Ottawa shares will, at the Effective Time, be converted into shares of the Common Stock, without par value, of Fifth Third ("Fifth Third Common Stock"), plus cash in lieu of fractional shares, all as more fully provided in this Agreement;

WHEREAS, the parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code");

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Fifth Third and Ottawa, agree together as follows:

I. Mode of Effectuating Conversion of Shares

A. Upon the terms and conditions set forth in this Agreement, Ottawa shall be merged into Fifth Third.

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B. At the Effective Time all of the shares of Fifth Third Common Stock that are issued and outstanding or held by Fifth Third as treasury shares immediately prior to the Effective Time will remain unchanged and will remain outstanding or as treasury shares, as the case may be, of the Surviving Corporation. Any stock options, subscription rights, warrants or other securities outstanding immediately prior to the Effective Time, entitling the holders to subscribe for the purchase of any shares of the capital stock of any class of Fifth Third, and any securities outstanding at such time that are convertible into shares of the capital stock of any class of Fifth Third will remain unchanged and will remain outstanding, with the holders thereof entitled to subscribe for, purchase or convert their securities into the number of shares of the class of capital stock of Fifth Third to which they are entitled under the terms of the governing documents.

C. 1. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Ottawa Common Stock, subject to this Section I.C.1. and Section I.E., each share of Ottawa Common Stock issued and outstanding immediately prior to the Effective Time (excluding treasury shares) shall be converted into a number (the "Exchange Ratio") of duly authorized, validly issued and non-assessable shares of Fifth Third Common Stock in accordance with the following:

       (i) If the Average Closing Price (as defined in Section I.C.1.(b) hereof) is less than $40.75, the Exchange Ratio will be the quotient obtained by dividing $22.01 by the Average Closing Price, and

       (ii) If the Average Closing Price is equal to or greater than $40.75 the Exchange Ratio will be .5400.

As of the Effective Time, all such shares of Ottawa Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Ottawa Common stock shall cease to have any rights with respect thereto, except the right to receive that number of whole shares of Fifth Third Common Stock into which such shares of Ottawa Common Stock shall have been converted by the Merger pursuant to the Exchange Ratio, plus cash for fractional shares pursuant to Section I.D. All issued and outstanding shares of the Preferred Stock of Ottawa, if any, shall be canceled at the Effective Time. At the Effective Time, all shares of Ottawa Common Stock held in treasury will be canceled and terminated and will not be converted into shares of Fifth Third Common Stock.

               (b) "Average Closing Price" means the average of the closing prices for a share of Fifth Third Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) for the twenty (20) consecutive trading days ending on the fifth trading day prior to the Effective Time.

        2. At the Effective Time, each award, option, or other right to purchase or acquire shares of Ottawa Common Stock pursuant to stock options ("Ottawa Rights") granted by Ottawa under the Ottawa 1995 Stock Option and Incentive Plan, as amended ("Stock Plan"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become options with respect to Fifth Third Common Stock, and Fifth Third shall assume each Ottawa

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Right, in accordance with the terms of the Stock Plan and stock option agreement by which it is evidenced, except from and after the Effective Time, (i) Fifth Third and its Compensation Committee shall be substituted for the Committee of Ottawa's Board of Directors (including, if applicable, the entire Board of Directors of Ottawa) administering such Stock Plan, (ii) each Ottawa Right assumed by Fifth Third may be exercised solely for shares of Fifth Third Common Stock, (iii) the number of shares of Fifth Third Common Stock subject to such Ottawa Right shall be equal to the number of shares of Ottawa Common Stock subject to such Ottawa Right immediately prior to the Effective Time multiplied by the Exchange Ratio, however, such number of Ottawa Rights shall not exceed 793,276 shares in the aggregate, which amount equals the number of Ottawa Rights in existence prior to August 1, 2000, and (iv) the per share exercise price under each such Ottawa Right shall be adjusted by dividing the per share exercise price under each such Ottawa Right by the Exchange Ratio and rounding up to the nearest four decimal places. Notwithstanding the provisions of clause (iii) of the preceding sentence, Fifth Third shall not be obligated to issue any fraction of a share of Fifth Third Common Stock upon exercise of Ottawa Rights but rather shall round up the number of shares of Fifth Third Common Stock issuable upon any exercise of an Ottawa Right to the next whole number. In addition, notwithstanding the foregoing, each Ottawa Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. Fifth Third agrees to take all reasonable steps which are necessary to effectuate the foregoing provisions of this Section.

        3. The grants pursuant to the Stock Plan shall continue in effect on the terms and conditions (subject to the adjustments required by Section I.C.2 after giving effect to the Merger), and Fifth Third shall take all reasonable steps to comply with the terms of the Stock Plan to ensure, to the extent reasonably required by, and subject to the provisions of, the Stock Plan, the Ottawa Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Fifth Third shall take all corporate action necessary to reserve for issuance sufficient shares of Fifth Third Common Stock for delivery upon exercise of Ottawa Rights assumed by it in accordance with this Section. Within 60 days after the Effective Time, Fifth Third shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or appropriate forms), with respect to shares of Fifth Third Common Stock subject to the Ottawa Rights assumed by Fifth Third in accordance with this Section and shall use its reasonable efforts to maintain the effectiveness of such registration statement and maintain the current status of the prospectus or prospectuses contained therein), as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

D. After the Effective Time, each holder of a certificate or certificates for shares of Ottawa Common Stock, upon surrender of the same duly transmitted to Fifth Third Trust Department, as Exchange Agent (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Fifth Third Common Stock into which such holder's shares of Ottawa Common Stock shall have been converted by the Merger pursuant to the Exchange Ratio, plus a cash payment for any fraction of a share to which the holder is entitled, in lieu of such fraction of a

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share, without interest thereon, equal in amount to the Average Closing Price. Within ten (10) business days after the Effective Time, the Exchange Agent will send a notice and transmittal form to each Ottawa shareholder of record at the Effective Time advising such shareholder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent outstanding certificates formerly evidencing Ottawa Common Stock in exchange for new certificates of Fifth Third Common Stock. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Ottawa Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of full shares of Fifth Third Common Stock into which the same shall have been converted; provided, however, that dividends or distributions otherwise payable with respect to shares of Fifth Third Common Stock into which Ottawa Common Stock shall have been so converted shall be paid with respect to such shares only when the certificate or certificates evidencing shares of Ottawa Common Stock shall have been so surrendered (or in lieu of surrendering such certificates in the case of lost, stolen, destroyed or mislaid certificates, upon execution of such documentation as may be reasonably required by Fifth Third) and thereupon any such dividends and distributions shall be paid, without interest, to the holder entitled thereto subject, however, to the operation of any applicable escheat or similar laws relating to unclaimed funds.

E. The Exchange Ratio referred to in Paragraph C of this Article I shall be adjusted so as to give the Ottawa shareholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, distributions or combinations or subdivisions of Fifth Third Common Stock effected between the date of this Agreement and the Effective Time. In the event between the date of this Agreement and the Effective Time, Fifth Third has engaged in either the distribution of any of its assets (other than a cash dividend), or caused the distribution of capital stock in a company which holds any asset(s) previously held by Fifth Third or in any affiliate thereof, to the Fifth Third shareholders, then the Exchange Ratio shall be increased in such amount so that the equivalent fair market value of such transaction shall also be distributed to the Ottawa shareholders, as of the Effective Time.

F. When all necessary documents have been filed and recorded in accordance with the laws of the States of Ohio, Delaware and Michigan, and the Merger becomes effective, the separate existence of Ottawa shall cease and Ottawa shall be merged into Fifth Third (which will be the "Surviving Corporation"), and which shall continue its corporate existence under the laws of the State of Ohio under the name "Fifth Third Bancorp".

G. The Second Amended Articles of Incorporation, as amended, of Fifth Third of record with the Secretary of State of Ohio as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until further amended as provided by law.

H. The Directors of Fifth Third who are in office at the Effective Time shall be the directors of the Surviving Corporation, each of whom shall continue to serve as a Director for the term for which he was elected, subject to the Regulations of the Surviving Corporation and in accordance with law. The officers of Fifth Third who are in office at the time the Merger becomes effective shall be the officers of the Surviving Corporation, subject to the Regulations of the Surviving Corporation and in accordance with law.

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I. The Regulations of Fifth Third at the Effective Time shall be the Regulations of the Surviving Corporation, until amended as provided therein and in accordance with law.

J. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the Ohio General Corporation Law ("OGCL") and the Delaware General Corporation Law (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate existence of Ottawa shall cease; Fifth Third shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Fifth Third and Ottawa, and all obligations owing by or due each of Fifth Third and Ottawa shall be vested in, and become the obligations of, Fifth Third, without further act or deed; and all rights of creditors of each of Fifth Third and Ottawa shall be preserved unimpaired, and all liens upon the property of each of Fifth Third and Ottawa shall be preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Time.

K. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and Directors of Ottawa in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of Ottawa and otherwise to carry out the purposes of this Agreement.

L. This Agreement shall be filed (only if necessary) and recorded along with Articles or a Certificate of Merger in accordance with the requirements of the OGCL and the DGCL. If necessary, this Agreement shall not be filed with the Secretary of the State of Ohio until, but shall be filed promptly after, all of the conditions precedent to consummating the Merger as contained in Article VI of this Agreement shall have been fully met or effectively waived.

M. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code, and the Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code.

N. 1. No holder of Ottawa Common Stock shall be entitled to relief as a dissenting shareholder pursuant to the DGCL.

        2. No holder of Fifth Third Common Stock shall be entitled to relief as dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise.

II. Representations and Warranties of Ottawa.

Ottawa represents and warrants to Fifth Third that as of the date hereof or as of the indicated date, as appropriate, and except as otherwise disclosed in Schedule 1 hereto delivered by Ottawa to Fifth Third in connection with the execution of this Agreement by Fifth Third:

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A. Ottawa (i) is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Delaware and is a registered unitary savings and loan holding company under the HOLA; (ii) is duly authorized to conduct the business in which it is engaged; (iii) has 10,000,000 shares, $.01 par value per share, of Ottawa Common Stock and 5,000,000 shares, no par value per share, of Preferred Stock ("Ottawa Preferred Stock") authorized pursuant to its Certificate of Incorporation, which are the total number of shares Ottawa is authorized to have outstanding; (iv) has no outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Ottawa of any kind, other than (a) 6,684,565 shares of Ottawa Common Stock, which presently are authorized, duly issued and outstanding and fully paid and non-assessable, and (b) options to purchase a total of 793,276 shares of Ottawa Common Stock which were granted to and are currently held by the employees, officers and Directors of Ottawa and/or AmeriBank; (v) has no direct or indirect active subsidiaries other than AmeriBank, OS Services, Inc., a Michigan corporation ("OS Services"), AmeriPlan Financial Services, Inc., a Michigan corporation ("AmeriPlan"), and AmeriBank Mortgage Company, a Michigan corporation ("Mortgage Subsidiary"); and (vi) owns of record and beneficially free and clear of all liens and encumbrances all of the 5,620,625 outstanding shares of the capital stock $.01 par value per share of AmeriBank;

B. AmeriBank is duly incorporated, validly existing and in good standing as a state chartered savings bank under the laws of the State of Michigan, and has all the requisite power and authority to conduct the banking business as now conducted by it; and AmeriBank does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of AmeriBank of any kind, other than 5,620,625 shares of the capital stock, $.01 par value per share, of AmeriBank owned of record and beneficially by Ottawa; and owns of record and beneficially free and clear of all liens and encumbrances (i) all of the 15,024 outstanding shares of the capital stock $1.00 par value per share of OS Services, (ii) all of the 1,000 outstanding shares of the capital stock $1.00 par value per share of AmeriPlan, and (iii) all of the 1,000 shares of no par value of AmeriBank Mortgage Company, a Michigan corporation ("Mortgage Subsidiary")(AmeriPlan, Mortgage Subsidiary and OS Services shall be collectively referred to herein as the "Non-Bank Subsidiaries");

C. OS Services is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Michigan, and has all the requisite power and authority to conduct the business as now conducted by it; and OS Services does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of OS Services of any kind, other than 15,024 shares of the capital stock, $1.00 par value per share, of OS Services owned of record and beneficially by AmeriBank.

D. AmeriPlan is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Michigan, and has all the requisite power and authority to conduct the business as now conducted by it; and AmeriPlan does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of AmeriPlan of any kind, other than 1,000 shares of the capital stock, $1.00 par value per share, of AmeriPlan owned of record and beneficially by AmeriBank.

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E. Mortgage Subsidiary is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Michigan, and has all the requisite power and authority to conduct the business as now conducted by it; and Mortgage Subsidiary does not have any outstanding securities of any kind, nor any outstanding options, warrants or other rights entitling another person to acquire any securities of Mortgage Subsidiary of any kind, other than 1,000 shares of the capital stock, no par value per share, of Mortgage Subsidiary owned of record and beneficially by Ameribank.

F. Ottawa has previously furnished to Fifth Third its audited, consolidated balance sheets, statements of operations, statements of stockholders' equity and cash flows as at December 31, 1999, and for the year then ended, together with the opinions of its independent certified public accountants associated therewith ("consolidated financial statements"). Ottawa also has previously furnished to Fifth Third the Call Reports as filed with the FDIC for AmeriBank as at December 31, 1997, 1998 and 1999, for the years then ended. Ottawa also has furnished to Fifth Third (i) its unaudited, consolidated financial statements of AmeriBank and the Non-Bank Subsidiaries as at June 30, 2000, and for the three months and six months then ended, and (ii) the Call Report of AmeriBank as filed with the FDIC for the quarter ended June 30, 2000. Such consolidated financial statements of Ottawa and AmeriBank fairly present the consolidated financial condition of Ottawa, AmeriBank and the Non-Bank Subsidiaries as of the date thereof, and for the years or periods covered thereby in conformity with generally accepted accounting principles ("GAAP"), consistently applied (except as stated therein and except for the omission of notes to unaudited statements and year-end adjustments to interim results). There are no material liabilities, obligations or indebtedness of Ottawa, AmeriBank or the Non-Bank Subsidiaries required to be disclosed in the financial statements so furnished other than the liabilities, obligations or indebtedness disclosed in such financial statements (including footnotes). Ottawa shall continue to furnish such financial information for subsequent monthly and quarterly periods to Fifth Third as soon as practicable until the Closing Date. In the event that the Closing Date does not occur before December 31, 2000, Ottawa shall furnish Fifth Third with its audited or unaudited, consolidated financial statements as at September 30, 2000 and December 31, 2000 for the periods then ended as soon as they are reasonably available.

G. Ottawa, AmeriBank and the Non-Bank Subsidiaries have good and marketable title to all of the material properties and assets reflected in their separate statements of financial condition as at June 30, 2000, and which are still owned by each and each has good and marketable title to all material properties and assets acquired by each of them after such date and still owned by each of them, subject to (i) any liens and encumbrances that do not materially adversely impair the use of the property, (ii) statutory liens for taxes not yet due and payable, and (iii) minor defects and irregularities in title that do not materially adversely impair the use of the property.

H. Except as disclosed in Schedule 1: (i) since June 30, 2000, to the date hereof there have been no material adverse changes in the financial condition, operations or business of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries; (ii) Ottawa is not aware of any events which have occurred since June 30, 2000 to the date hereof or which as of the date hereof are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse

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change in the financial condition, operations or business of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries, excluding in each instance matters (which shall include but not be limited to changes in general economic conditions, changes in interest rates, changes in laws or regulations or changes in GAAP) of general application to the thrift or banking industry; and (iii) since June 30, 2000, to the date hereof there have been no material changes in the methods of business operations of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries.

I. Except as disclosed in Schedule 1, there are no actions, suits, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Ottawa, threatened against Ottawa, AmeriBank or any of the Non-Bank Subsidiaries which reasonably can be expected to result in any material adverse change in the financial condition, operations or business of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries on a separate basis.

J. Except as disclosed in Schedule 1, since June 30, 2000, to the date hereof Ottawa, AmeriBank and the Non-Bank Subsidiaries each has been operated in the ordinary course of business, has not made any changes in its respective capital or corporate structures, nor any material changes in its methods of business operations and has not provided any increases in employee salaries or benefits other than in the ordinary course of business. Except as disclosed in Schedule 1, since June 30, 2000, to the date hereof Ottawa has not declared or paid any dividends nor made any distributions of any other kind to its shareholders.

K. Except as disclosed in Schedule 1, Ottawa, AmeriBank and the Non-Bank Subsidiaries have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Ottawa, AmeriBank and the Non-Bank Subsidiaries through the date hereof constitute complete and accurate representations of the tax liabilities of Ottawa, AmeriBank and the Non-Bank Subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects. Neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries is currently under audit nor have either of them been contacted for an audit. Neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries is engaged in any appeal proceeding in connection with any return.

L. Except as disclosed in Schedule 1, neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries is a party to (i) any written employment contracts or written contracts of any other kind with any of its officers, directors or employees or (ii) any material contract, lease or agreement of any other kind which is not assignable as a result of the merger provided for herein without the consent of another party, except for contracts, leases or agreements which do not have terms extending beyond six months from the date of this Agreement or contracts, leases or agreements (excluding contracts, leases and agreements pursuant to which credit has been extended by AmeriBank) which do not require the annual expenditure of more than $100,000 thereunder.

M. Except as disclosed in Schedule 1, since June 30, 2000, to the date hereof neither AmeriBank nor any of the Non-Bank Subsidiaries has incurred any unusual or extraordinary loan

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losses which are material to Ottawa, AmeriBank or any of the Non-Bank Subsidiaries; and to the best knowledge of Ottawa, in light of historical loan loss experience of AmeriBank and the Non-Bank Subsidiaries and Ottawa's management's analysis of the quality and performance of their loan portfolios, as of June 30, 2000, the reserves for loan losses was, in the opinion of Ottawa, adequate to absorb all known and reasonably anticipated losses as of the date hereof.

N. Except as disclosed in Schedule 1, neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries has, directly or indirectly, dealt with any broker or finder in connection with this transaction and neither has incurred or will incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

O. 1. The Directors of Ottawa, by resolution adopted by the unanimous vote of all Directors present at a meeting duly called and held in accordance with applicable law, have duly approved this Agreement, and have directed that this Agreement be submitted to a vote of Ottawa's shareholders at the annual or a special meeting of the shareholders to be called for that purpose, all in accordance with and as required by law and in accordance with the Certificate of Incorporation and Bylaws of Ottawa.

        2. Ottawa has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to required regulatory and shareholder approvals. The Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of Ottawa, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals and the approval of Ottawa's shareholders.

        3. Except as disclosed in Schedule 1, neither the execution of the Agreement, nor the consummation of the transactions contemplated hereby, (i) conflicts with, results in a breach of, violates or constitutes a default under, Ottawa's Certificate of Incorporation or Bylaws or, to the best knowledge of Ottawa, any federal, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment, to which Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is subject or bound; (ii) to the best knowledge of Ottawa, results in the creation of or gives any person the right to create any material lien, charge, encumbrance, or security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Ottawa, AmeriBank or any of the Non-Bank Subsidiaries; (iii) conflicts with, results in a breach of, violates or constitutes a default under, terminates or gives any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is a party or by which the rights, properties or assets of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is subject or bound; or (iv) to the best knowledge of Ottawa, accelerates or modifies, or gives any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any material

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agreements, arrangements or commitments. For purposes of subparagraphs (iii) and (iv) immediately preceding, material agreements, arrangements or commitments exclude agreements, arrangements or commitments having a term expiring less than six months from the date of this Agreement or which do not require the expenditure of more than $100,000 (but shall include all agreements, arrangements or commitments pursuant to which credit has been extended by AmeriBank or any of the Non-Bank Subsidiaries).

        4. Neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Ottawa to Fifth Third or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to its business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the Merger) contains or shall contain (in the case of information relating to the proxy statement/prospectus, at the time it is mailed, and, in the case of the registration statement, at the time it becomes effective and, in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of shareholder's of Ottawa is held to consider the adoption of this Agreement) an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

        5. Ottawa has furnished to Fifth Third or its agents true and complete copies (including all exhibits and all documents incorporated by reference) of the following documents as filed by Ottawa with the SEC:

a. Ottawa's Annual Report on Form 10-K for the year ended December 31, 1999, and reports on Form 10-Q for the quarters ended March 31 and June 30, 2000;

b. any Current Report on Form 8-K with respect to any event occurring after June 30, 2000 and prior to the date of this Agreement;

c. any report filed by Ottawa to amend or modify any of the reports described above; and

d. all proxy statements prepared in connection with meetings of Ottawa's shareholders held or to be held subsequent to June 30, 2000.

The information set forth in the documents described in this subsection 5 (including all exhibits thereto and all documents incorporated therein by reference) did not, as of the dates on which such reports were filed with the SEC, (a) contain any untrue statement of a material fact, (b) omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to June 30, 2000 which Ottawa is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Ottawa to Fifth Third.

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P. Complete and accurate copies of the (i) Certificate of Incorporation and Bylaws of Ottawa and (ii) the Charter and Bylaws of AmeriBank, and (iii) Articles and Bylaws of each of the Non-Bank Subsidiaries, in force as of the date hereof have been delivered to Fifth Third.

Q. To the best knowledge of Ottawa, except as disclosed in Schedule 1, neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries, nor any officer, employee or director of any of them, has knowingly engaged in any activity or omitted to take any action which has resulted or could result in the violation of (i) any local, state or federal law (including without limitation the Bank Secrecy Act, the Community Reinvestment Act, applicable consumer protection and disclosure laws and regulations, including without limitation, Truth in Lending, Truth in Savings and similar disclosure laws and regulations, and equal employment and employment discrimination laws and regulations) or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries. Except as disclosed in Schedule 1, Ottawa, AmeriBank and each of the Non-Bank Subsidiaries possess all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

R. To the best knowledge of Ottawa, neither this Agreement nor the Agreement of Merger between Fifth Third and Ottawa (the "Agreement of Merger") nor any report, statement, list, certificate or other information furnished by Ottawa, AmeriBank or any of the Non-Bank Subsidiaries to Fifth Third or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to their business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the merger) contains or shall contain (or, in the case of information relating to the proxy statement/prospectus, at the time it is mailed, in the case of the registration statement, at the time it becomes effective and in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of shareholders of Ottawa is held to consider the adoption of this Agreement) an untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

S. Except as disclosed in Schedule 1, there are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or, to the best knowledge of Ottawa, threatened against or affecting Ottawa, AmeriBank or any of the Non-Bank Subsidiaries in respect to any "facility" owned, leased or operated by either of them (but excluding any "facility" as to which the sole interest of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Ottawa, AmeriBank or any of the Non-Bank Subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal, state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or

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"hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Ottawa, AmeriBank or any of the Non-Bank Subsidiaries and/or require Ottawa, AmeriBank or any of the Non-Bank Subsidiaries to incur expenses of more than $200,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on Ottawa, AmeriBank or any of the Non-Bank Subsidiaries, nor are there any such actions or proceedings or investigations in which Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is a plaintiff or complainant. Neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries is liable in any material respect under any applicable law for any release by either of them or, for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries liable for any material costs (as a result of the acts or omissions of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries or, to the best knowledge of Ottawa, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Ottawa, AmeriBank or any of the Non-Bank Subsidiaries to prevent or minimize any actual or threatened release by Ottawa, AmeriBank or any of the Non-Bank Subsidiaries of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA, taken as a whole.

To the best knowledge of Ottawa, except as disclosed in Schedule 1, each "facility" owned, leased or operated by Ottawa, AmeriBank or any of the Non-Bank Subsidiaries (but excluding any "facility" as to which the sole interest of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Ottawa, AmeriBank or any of the Non-Bank Subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries.

T. 1. Benefit Plans. Schedule 1 lists the name and a short description of each Benefit Plan (as herein defined), together with an indication of its funding status (e.g., trust, insured or general company assets). For purposes hereof, the term "Benefit Plan" shall mean any plan, program, arrangement or system of employee or director benefits which is or was contributed to or maintained presently or at any time in the last four (4) years by Ottawa, AmeriBank or any of the Non-Bank Subsidiaries for the benefit of employees, former employees or directors of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries and shall include (a) any qualified retirement plan

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such as a pension, profit sharing, stock bonus plan or employee stock ownership plan ("ESOP"), (b) any plan, program or arrangement providing deferred compensation, bonus deferral or incentive benefits, whether funded through trust or otherwise, and (c) any welfare plan, program or policy providing vacation, severance, salary continuation, supplemental unemployment, disability, life, health coverage, retiree health, Voluntary Employees' Beneficiary Association, medical expense reimbursement or dependent care assistance benefits, in any such foregoing case without regard to whether the Benefit Plan constitutes an employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the number of employees covered under such Benefit Plan. Through the date of this Agreement, neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries has made or has committed to make any contributions to any Benefit Plan outside the ordinary course of business and inconsistent with past practice with regard to amounts, taken as a whole.

       2. Predecessor Plan. The term "Benefit Plan" for all purposes of this Agreement shall include each Predecessor Plan (as herein defined). For purposes hereof, "Predecessor Plan" shall mean any plan, program, policy, practice, arrangement or system as otherwise described in Section II.T.1. but was maintained, contributed to or resulted in liability to any predecessor employer of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries since March 1, 1996. For purposes hereof, "predecessor employer" shall mean any employer, entity or business operation acquired by Ottawa, AmeriBank or any of the Non-Bank Subsidiaries in any type of acquisition (including, without limitation, mergers, stock acquisitions and asset acquisitions).

       3. Plan Documents, Reports and Filings. Except as disclosed on Schedule 1, Ottawa, AmeriBank and each of the Non-Bank Subsidiaries have provided true, complete and correct copies of all plan documents, if any, comprising each Benefit Plan, together with, when applicable, (a) the most recent summary plan description, (b) the most recent actuarial and financial reports and the most recent annual reports filed with any governmental agency and (c) all Internal Revenue Service ("IRS") or other governmental agency rulings and determination letters or any open requests for IRS rulings or letters with respect to Benefit Plans.

        4. Qualified Retirement Plan Compliance. With respect to each Benefit Plan which is an employee pension benefit plan (as defined in section 3(2) of ERISA) other than any such plan that meets the "top-hat" exception under section 201(1) of ERISA (a "Qualified Benefit Plan"), except as disclosed on Schedule 1: (a) the IRS has issued a determination letter which determined that such Qualified Benefit Plan (as amended by any and all amendments) satisfied the requirements of section 401(a) of the Code, as amended by all of the laws referred to in Section 1 of Revenue Procedure 93-39, such determination letter has not been revoked or threatened to be revoked by the IRS, and the scope of such determination letter is complete and does not exclude consideration of any of the requirements or matters referred to in sections 4.02 through 4.04 of Revenue Procedure 93-39; (b) such Qualified Benefit Plan is in material compliance with all qualification requirements of Section 401(a) of the Code; (c) such Qualified Benefit Plan is in substantial compliance with all notice, reporting and disclosure requirements of ERISA and the Code; (d) any Qualified Benefit Plan which is an ESOP as defined in Section 4975(e)(7) of the Code (an "ESOP Qualified Benefit Plan") is in material compliance with the applicable qualification requirements of Section 409 of the Code; (e) any previously terminated Qualified

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Benefit Plan was terminated in material compliance with the requirements of ERISA and the Code, has received a favorable determination letter therefor, and the liabilities of such Qualified Benefit Plan and the requirements of the Pension Benefit Guaranty Corporation ("PBGC") were fully satisfied; and (f) any and all amendments to the Qualified Benefit Plans not covered by an IRS determination letter do not adversely affect the qualified and tax exempt status of such plans.

        5. General Plan Compliance. With respect to each Benefit Plan, except as noted on the Disclosure Schedule: (a) such Benefit Plan, if it is intended to provide favorable tax benefits to plan participants, has been in material compliance with applicable Code provisions; and (b) such Benefit Plan has been, to the best knowledge of Ottawa, operated in substantial compliance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and to the extent such Benefit Plan is a group health plan subject to the requirements of Section 4980B of the Code ("COBRA") and/or the Health Insurance Portability and Accountability Act of 1996, as amended ("HIPAA"), has been, to the best knowledge of Ottawa, operated in substantial compliance with such COBRA and HIPAA requirements.

        6. Prohibited Transactions. No prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA has occurred with respect to any Benefit Plan which would result, with respect to any person, in (a) the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or (b) material fiduciary liability under Section 409 of ERISA.

        7. Lawsuits or Claims. Except as disclosed in Schedule 1, no material actions, suits or claims (other than routine claims of benefits) are pending or, to the best knowledge of Ottawa, threatened against any Benefit Plan or against Ottawa, AmeriBank or any of the Non-Bank Subsidiaries with respect to any Benefit Plan.

        8. Disclosure of Unfunded Liabilities. All material Unfunded Liabilities with respect to each Benefit Plan have been recorded and disclosed on the most recent financial statements of Ottawa, AmeriBank and the Non-Bank Subsidiaries or, if not, in Schedule 1. For purposes hereof, the term "Unfunded Liabilities" shall mean any amounts properly accrued to date under generally accepted accounting principles in effect as of the date of this Agreement (GAAP), or amounts not yet accrued for GAAP purposes but for which an obligation (which has legally accrued and cannot legally be eliminated and which is subject to reasonable estimate) exists for payment in the future which is attributable to any Benefit Plan, including but not limited to (a) severance pay benefits, (b) deferred compensation or unpaid bonuses, (c) any liabilities on account of the change in control which will result from this Agreement, including any potential 20% excise tax under Section 4999 of the Code relating to excess parachute payments under Section 280G of the Code, (d) any unpaid pension contributions for the current plan year or any accumulated funding deficiency under Section 412 of the Code and related penalties under Section 4971 of the Code, including unpaid pension contributions or funding deficiencies owed by members of a controlled group of corporations which includes Ottawa, AmeriBank and the Non-Bank Subsidiaries and for which Ottawa, AmeriBank or any of the Non-Bank Subsidiaries is liable under applicable law, (e) any authorized but unpaid profit sharing contributions or contributions under Section 401(k) and Section 401(m) of the Code, (f) retiree health benefit coverage and (g) unpaid premiums for

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contributions required under any group health plan to maintain such plan's coverage through the Effective Time.

        9. Defined Benefit Pension Plan Liabilities. Neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries (or any pension plan maintained by any of them) have incurred any material liability to the PBGC or the IRS with respect to any Benefit Plan which is a defined benefit pension plan, except for the payment of PBGC premiums pursuant to Section 4007 of ERISA, all of which if due prior to the date of this Agreement have been fully paid, and no PBGC reportable event under Section 4043 of ERISA has occurred with respect to any such pension plan. Except as otherwise disclosed in Schedule 1, the benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each Benefit Plan subject to Title IV of ERISA, using the actuarial assumptions that would be used by the PBGC in the event of termination of such plan, do not exceed the fair market value of the assets of such plan. Neither Ottawa, AmeriBank, the Non-Bank Subsidiaries nor any controlled group member of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries participates in, or has incurred any liability under Sections 4201, 4063 or 4064 of ERISA for a complete or partial withdrawal from a multiple employer plan or a multi-employer plan (as defined in Section 3(37) of ERISA).

        10. Independent Trustee. Ottawa, AmeriBank and the Non-Bank Subsidiaries (a) have not incurred any asserted or unasserted material liability for breach of duties assumed in connection with acting as an independent trustee of any employee pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code and which is maintained by an employer unrelated in ownership to Ottawa, AmeriBank or any of the Non-Bank Subsidiaries, (b) have not authorized nor knowingly participated in a material prohibited transaction under Section 406 of ERISA and not exempt under Section 408 of ERISA and (c) have not received notice of any material actions, suits or claims (other than routine claims for benefits) pending or threatened against the unrelated employer or against them.

        11. Retiree Benefits. Except as listed on Schedule 1 and identified as "Retiree Liability", neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries have any obligation to provide medical benefits, or life insurance benefits to or with respect to retirees, former employees or any of their relatives.

        12. Right to Amend and Terminate. Except as listed on Schedule 1, Ottawa, AmeriBank and each of the Non-Bank Subsidiaries have all power and authority necessary to amend or terminate each Benefit Plan without incurring any material penalty or liability provided that, in the case of an employee pension benefit plan (as defined in section 3(2) of ERISA), benefits accrued as of the date of amendment or termination are not reduced.

       13. Material. For purposes of this Paragraph T as a whole, the term "material" in connection with a liability shall mean a liability or loss, taxes, penalties, interest and related legal fees in the total amount of $100,000 or more, with such determination being made on the basis of the aggregate affected participants of a Benefit Plan and not with respect to any single participant.

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U. The investment portfolios of Ottawa, AmeriBank and the Non-Bank Subsidiaries consist of securities in marketable form. Except as disclosed in Schedule 1, since June 30, 2000 to the date hereof neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries has incurred any unusual or extraordinary losses in its investment portfolio, and, except for matters of general application to the thrift or banking industry (including, but not limited to, changes in laws or regulations or generally accepted accounting principles) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Ottawa is not aware of any events which may be expected to result in any material adverse change in the quality or performance of the investment portfolios of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries.

V. Except as disclosed in Schedule 1, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best knowledge of Ottawa, threatened against any of the Directors or officers of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries in their capacities as such, and no Director or officer of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries currently is being indemnified or seeking to be indemnified by Ottawa, AmeriBank or any of the Non-Bank Subsidiaries pursuant to applicable law or the Certificate of Incorporation, Charter or Bylaws of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries.

W. There is no "business combination," "moratorium," "control share," or other state anti-takeover statute or regulation or any agreement to which Ottawa is a party which (i) prohibits or restricts Ottawa's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (iii) would subject Fifth Third to any impediment or condition in connection with the exercise of any of its rights under this Agreement.

X. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for Ottawa's own account, or for the account of one or more of its subsidiaries or their customers, were entered into (i) in accordance with prudent banking practices and all material applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of it or one of its subsidiaries, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect (except to the extent that they have been fully performed or terminated) in all respects material to Ottawa. Neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries, nor, to the best knowledge of Ottawa, any other party thereto is in breach of any of its obligations under any such agreement or arrangement.

Y. 1. Neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

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        2. Since December 31, 1999, except insofar as required by a change in GAAP, there has been no change in accounting methods, principles or practices of Ottawa, AmeriBank and the Non-Bank Subsidiaries.

Z. Schedule 1 lists all options to acquire Ottawa Common Stock, the holders thereof, the dates of issuance, the vesting schedules and the price per share of such options.

III. Representations and Warranties of Fifth Third

Fifth Third represents and warrants to Ottawa that as of the date hereof or as of the indicated date, as appropriate:

A. Fifth Third is duly incorporated, validly existing and in good standing as a corporation under the corporation laws of the State of Ohio, is a registered financial services holding company under the Bank Holding Company Act of 1956, as amended, and is duly authorized to conduct the business in which it is engaged, and Fifth Third Bank, Indiana is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Michigan and is duly authorized to conduct the business in which it is engaged. The outstanding shares of capital stock or other ownership interests of each direct subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are directly owned by Fifth Third free and clear of all liens and encumbrances. All of such subsidiaries are duly authorized to conduct the business in which they are engaged, unless such failure to obtain or maintain such authorization will not have a material adverse effect on Fifth Third, as a whole.

B. Pursuant to Fifth Third's Second Amended Articles of Incorporation, as amended, the total number of shares of capital stock it is authorized to have outstanding is 650,500,000 of which 650,000,000 shares are Fifth Third Common Stock and 500,000 shares are classified as Preferred Stock without par value. As of the close of business on June 30, 2000, 465,002,511 shares of Fifth Third Common Stock were issued and outstanding and zero (0) shares were held in its treasury. As of the date of this Agreement, no shares of its Preferred Stock have been issued. Fifth Third does not have outstanding any stock options, subscription rights, warrants or other securities entitling the holders to subscribe for or purchase any shares of its capital stock other than options granted and to be granted to employees and Directors under its stock option plans. At June 30, 2000, 29,347,033 shares of Fifth Third Common Stock were reserved for issuance in connection with outstanding options granted under its stock option plans and 5,567,449 shares were reserved for issuance under options to be granted in the future.

C. All shares of Fifth Third Common Stock to be received by the shareholders of Ottawa as a result of the merger pursuant to the terms of this Agreement shall be, upon transfer or issuance, validly issued, fully paid and non-assessable, and will not, upon such transfer or issuance, be subject to the preemptive rights of any shareholder of Fifth Third.

D. Fifth Third has furnished to Ottawa its audited consolidated financial statements as at December 31, 1999, December 31, 1998 and December 31, 1997 and for the respective years then ended together with the opinions of its independent public accountants associated

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therewith. Fifth Third has also furnished to Ottawa its unaudited, consolidated financial statements as at June 30, 2000 and for the three and six month periods then ended. Such consolidated financial statements fairly present the consolidated financial condition of Fifth Third as of their respective dates and for the respective periods covered thereby in conformity with GAAP consistently followed throughout the periods covered thereby. Neither Fifth Third nor any subsidiaries of Fifth Third have any material liabilities, obligations or indebtedness required to be disclosed in such financial statements other than the liabilities, obligations and indebtedness disclosed in such financial statements (including footnotes). Fifth Third will furnish to Ottawa its unaudited consolidated financial statements as at September 30, 2000 and for the nine (9) months then ended as soon as such statements are publicly available, and shall continue to furnish information for subsequent calendar quarter periods to Ottawa as soon as such becomes publicly available until the Effective Time.

E. Except for events relating to the business environment in general: (i) since June 30, 2000 to the date hereof, there have been no material adverse changes in the consolidated financial condition, operations or business of Fifth Third; (ii) the chief executive officer and the chief financial officer of Fifth Third are not aware of any events which have occurred since June 30, 2000, or which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third; and (iii) since June 30, 2000 to the date hereof there have been no material changes in the methods of business operations of Fifth Third and its subsidiaries.

F. 1. The Executive Committee of the Board of Directors of Fifth Third, by resolution adopted by the members present at a meeting duly called and held, at which meeting a quorum was at all times present and acting, has approved this Agreement, including reserving for issuance to Ottawa shareholders in accordance with this Agreement, a sufficient number of shares of Fifth Third Common Stock. Approval and adoption of this Agreement by the shareholders of Fifth Third is not required under Ohio law, the regulations of the Nasdaq Stock Market or under the Second Amended Articles of Incorporation, as amended, or Code of Regulations of Fifth Third.

       2. Fifth Third has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to certain required regulatory approvals. This Agreement, when executed and delivered, will have been duly authorized and will constitute a valid and binding obligation of Fifth Third, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be limited by insolvency, reorganization, liquidation, bankruptcy, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of certain remedies may be precluded by general principles of equity, subject, however, to the receipt of requisite regulatory approvals.

        3. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, does or will: (i) conflict with, result in a breach of, violate or constitute a default, under Fifth Third's Second Amended Articles of Incorporation, as amended, or Code of Regulations or, to the best knowledge of its chief executive officer and chief financial officer, any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order, or any agreement, arrangement, or commitment to which Fifth Third is

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subject or bound; (ii) to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, result in the creation of or give any person the right to create any material lien, charge, encumbrance, security agreement or any other material rights of others or other material adverse interest upon any material right, property or asset belonging to Fifth Third or any of its subsidiaries other than such rights as may be given the shareholders of Ottawa pursuant to the provisions of Sections 1701.84 and 1701.85 of the Ohio Revised Code; (iii) terminate or give any person the right to terminate, amend, abandon, or refuse to perform any material agreement, arrangement or commitment to which Fifth Third is a party or by which Fifth Third's rights, properties or assets are subject or bound; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms according to which, Fifth Third is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangements or commitments.

G. Complete and accurate copies of (i) the Second Amended Articles of Incorporation, as amended, and (ii) the Code of Regulations of Fifth Third in force as of the date hereof have been delivered to Ottawa.

H. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither Fifth Third nor any of its subsidiaries has knowingly engaged in any activity or omitted to take any action which, in any material way, has resulted or could result in the violation of (i) any local, state or federal law or (ii) any regulation, order, injunction or decree of any court or governmental body, the violation of either of which could reasonably be expected to have a material adverse effect on the financial condition Fifth Third and its subsidiaries taken as a whole. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, Fifth Third and its subsidiaries possess all licenses, franchise, permits and other governmental authorizations necessary for the continued conduct of their businesses without material interference or interruption.

I. 1. To the best knowledge of the chief executive officer and chief financial officer of Fifth Third, neither this Agreement nor any report, statement, list, certificate or other information furnished or to be furnished by Fifth Third to Ottawa or its agents in connection with this Agreement or any of the transactions contemplated hereby (including, without limitation, any information which has been or shall be supplied with respect to its business operations and financial condition for inclusion in the proxy statement/prospectus and registration statement relating to the merger) contains or shall contain (in the case of information relating to the proxy statement/prospectus, at the time it is mailed, and, in the case of the registration statement, at the time it becomes effective and, in the case of the proxy statement/prospectus and the registration statement, at the time the annual or special meeting of shareholders of Ottawa is held to consider the adoption of this Agreement) an untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

        2. Fifth Third has furnished to Ottawa or its agents true and complete copies (including all exhibits and all documents incorporated by reference) of the following documents as filed by Fifth Third with the SEC:

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a. Fifth Third's Annual Report on Form 10-K for the year ended December 31, 1999, and reports on Form 10-Q for the quarters ended March 31 and June 30, 2000;

b. any Current Report on Form 8-K with respect to any event occurring after June 30, 2000 and prior to the date of this Agreement;

c. any report filed by Fifth Third to amend or modify any of the reports described above; and

d. all proxy statements prepared in connection with meetings of Fifth Third's shareholders held or to be held subsequent to June 30, 2000.

The information set forth in the documents described in this subsection 2 (including all exhibits thereto and all documents incorporated therein by reference) did not, as of the dates on which such reports were filed with the SEC, (a) contain any untrue statement of a material fact, (b) omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or (c) omit any material exhibit required to be filed therewith. Prior to the date hereof no event has occurred subsequent to June 30, 2000 which Fifth Third is required to describe in a Current Report on Form 8-K other than the Current Reports heretofore furnished by Fifth Third to Ottawa.

J. There are no actions, suits, proceedings, investigations or assessments of any kind pending or, to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, threatened against Fifth Third or any Fifth Third subsidiary, which reasonably can be expected to result in any material adverse change in the consolidated financial condition, operations or business of Fifth Third.

K. Since June 30, 2000 to the date hereof, none of Fifth Third's banking subsidiaries and thrift subsidiaries has incurred any unusual or extraordinary loan losses which would be material to Fifth Third on a consolidated basis; and to the best knowledge of the chief executive officer and chief financial officer of Fifth Third, and in the light of any banking or AmeriBank's historical loan loss experience and their managements' analysis of the quality and performance of their respective loan portfolios, as of June 30, 2000, their consolidated reserves for loan losses are adequate to absorb all known and reasonably anticipated losses as of such date.

L. Fifth Third and its subsidiaries have timely filed all federal, state and local tax returns required to be filed (after giving effect to all extensions) by them, respectively, and have paid or provided for all tax liabilities shown to be due thereon or which have been assessed against them, respectively. All tax returns filed by Fifth Third and its subsidiaries through the date hereof constitute complete and accurate representations of the tax liabilities of Fifth Third and its subsidiaries for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax basis of its properties and assets in all material respects. Neither

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Fifth Third nor any of its subsidiaries is currently under audit nor have any of them been contacted for an audit. Neither Fifth Third nor any of its subsidiaries is engaged in any appeal proceeding in connection with any return.

M. Fifth Third has not, directly or indirectly, dealt with any broker or finder in connection with this transaction and has not incurred and will not incur any obligation for any broker's or finder's fee or commission in connection with the transactions provided for in this Agreement.

N. Fifth Third has no unfunded liabilities with respect to any Benefit Plan (as such term is defined in subparagraph T.1. of Section II hereof, but applied to Fifth Third, its subsidiaries and affiliates) that are material, either individually or in the aggregate, to Fifth Third on a consolidated basis and that have not been recorded and disclosed as required by GAAP in the most recent year-end, audited financial statements of Fifth Third supplied to Ottawa pursuant to Paragraph D of Section III hereof.

O. The investment portfolios of Fifth Third and its subsidiaries and affiliates consist of securities in marketable form. Since June 30, 2000, to the date hereof Fifth Third and its affiliates, on a consolidated basis, have not incurred any unusual or extraordinary losses in their respective investment portfolios, and, except for events relating to the business environment in general, including market fluctuations, the management of Fifth third is not aware of any events which are reasonably certain to occur in the future and which reasonably can be expected to result in any material adverse change in the quality or performance of the investment portfolios of Fifth Third and its affiliates on a consolidated basis.

P. As of the date hereof, Fifth Third is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger or the other transactions contemplated hereby.

Q. All representations and warranties contained in this Section III shall expire at the Effective Time, and thereafter, neither Fifth Third nor any officer or Director of Fifth Third shall have any further liability or obligation with respect thereto, except for any misrepresentations, breaches of warranties or violations of covenants that were made with intent to defraud.

R. Neither Fifth Third nor any of its subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

S. There are no actions, proceedings or investigations pending before any environmental regulatory body, with respect to or threatened against or affecting Fifth Third or any of its subsidiaries in respect to any "facility" owned, leased or operated by any of them (but excluding any "facility" as to which sole interest of Fifth Third or any of its subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Fifth Third or any of its subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any Federal,

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state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or "hazardous substance", pollutant or contaminant into the "environment" which, if adversely determined, (a) would require the payment by Fifth Third or any of its Subsidiaries and/or require Fifth Third or any of its subsidiaries to incur expenses of more than $250,000 (whether or not covered by insurance) or (b) would otherwise have a material adverse effect on Fifth Third or any of its Subsidiaries, nor, to the best knowledge of Fifth Third after reasonable inquiry, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which Fifth Third or any of its subsidiaries is a plaintiff or complainant. Neither Fifth Third nor any of its subsidiaries is liable in any material respect under any applicable law for any release by any of them or for any release by any other "person" of a hazardous substance caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is Fifth Third or any of its subsidiaries liable for any material costs (as a result of the acts or omissions of Fifth Third or any of its subsidiaries or, to the best knowledge of Fifth Third, as a result of the acts or omissions of any other "person") of any remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over Fifth Third or any of its subsidiaries to prevent or minimize any actual or threatened release by Fifth Third or any of its subsidiaries of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. To the best knowledge of Fifth Third, no underground storage tank presently is located on, nor has any such tank ever been located on, any property owned by Fifth Third or any of its subsidiaries or any "facility" where Fifth Third or any of its subsidiaries has exercised any significant management role. All terms contained in quotation marks in this paragraph and the paragraph immediately following shall have the meaning ascribed to such terms, and defined in, CERCLA; in addition, toxic or hazardous substances, as used in this paragraph and all paragraphs of this Section III.S., shall mean any material or substance that is defined or classified as a "hazardous substance" pursuant to section 101 of CERCLA or Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1321); a "hazardous waste" pursuant to Section 1004 or Section 3001 of the Resource Conservation and Recovery Act (42 U.S.C. Sections 6803, 6921); a "toxic pollutant" under Section 307(a)(1) of the Federal Water Pollution Control Act (33 U.S.C. Section 1317(a)(1)); a "hazardous air pollutant" under Section 112 of the Clean Air Act (42 U.S.C. Section 7412); a "pesticide" under Section 1 of the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136); or a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990 (49 U.S.C. App. Section 1802(4)).

To the best knowledge of Fifth Third each "facility" owned, leased or operated by Fifth Third or any of its subsidiaries (but excluding any "facility" as to which the sole interest of Fifth Third or any of its subsidiaries is that of a lienholder or mortgagee, but including any "facility" to which title has been taken pursuant to mortgage foreclosure or similar proceedings and including any "facility" in which Fifth Third or any of its subsidiaries ever participated in the financial management of such facility to a degree sufficient to influence, or have the ability to influence, the facility's treatment of hazardous waste) is, in all material

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respects, in compliance with all applicable Federal, state, local or municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or other governmental authority relating to the protection of the environment, except to the extent a failure to comply would not have a material adverse effect on the business, operations and financial condition of Fifth Third and its subsidiaries taken as a whole.

IV. Obligations of Ottawa Between the Date of this Agreement and the Effective Time.

A. Ottawa, in consultation with Fifth Third, will take all actions necessary to call and hold its annual or a special meeting of its shareholders as soon as practicable after the Fifth Third registration statement relating to this transaction has been declared effective by the Securities and Exchange Commission (the "SEC") and under all applicable state securities laws for the purpose of adopting this Agreement and any other documents or actions necessary to the consummation of the Merger provided for herein pursuant to law. Ottawa agrees to mail the proxy statement/prospectus to its shareholders in accordance with the directions and under the supervision of Fifth Third as promptly as possible after the registration statement is declared effective. The Board of Directors of Ottawa intends to inform the shareholders of Ottawa in the proxy materials relating to the annual or special meeting that all directors of Ottawa intend to vote all shares of Ottawa Common Stock which they own of record in favor of adopting this Agreement and any such other necessary documents or actions, and all directors will recommend approval of this Agreement to the other shareholders of Ottawa, subject only to such board's fiduciary obligations.

B. 1. Consistent with GAAP, Ottawa agrees that on or before the Effective Time based on a review of the loan losses, current classified assets and commercial, multi-family and residential mortgage loans and investment portfolios of AmeriBank and the Non-Bank Subsidiaries, Ottawa will work with Fifth Third with the goal of establishing collection procedures, internal valuation reviews, credit policies and practices and general valuation allowances which are consistent with the guidelines used within the Fifth Third holding company system, provided that no adjustment to general valuation allowances or reserves shall be made until immediately prior to the Effective Time and all conditions precedent to the obligations of the parties hereto have either been satisfied or waived as confirmed by such parties in writing. Fifth Third shall provide such assistance and direction to Ottawa as is necessary in conforming to such policies, practices, procedures and asset dispositions which are mutually agreeable between the date of this Agreement until the Effective Time; and

        2. From the date of this Agreement until the Effective Time, Ottawa, AmeriBank and the Non-Bank Subsidiaries each will be operated in the ordinary course of business, and none of them will, without the prior written consent of Fifth Third, which consent shall not be unreasonably withheld: make any changes in its capital or corporate structures; issue any additional shares of their Common Stock other than pursuant to the exercise of options granted prior to the date hereof; issue any other equity securities, other than pursuant to the exercise of options granted prior to the date hereof; or, issue as borrower any long term debt (other than FHLB advances having maturities not exceeding one (1) year) or convertible or other securities of any kind, or right to acquire any of its securities; make any material changes in its method of business operations; make, enter into any agreement to make, or become obligated to make, any capital expenditures in excess of $100,000; make, enter into or renew any agreement for services to be provided to Ottawa, AmeriBank or any of the Non-

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Bank Subsidiaries or permit the automatic renewal of any such agreement, except any agreement for services in the ordinary course of business consistent with past practice provided that Ottawa will consult with Fifth Third prior to renewal of any such agreement providing for capital expenditures of more than $100,000 (for this purpose the phrase "permit the automatic renewal" includes the failure to send a notice of termination of such contract if such failure would constitute a renewal), and, except as disclosed in Schedule 1; open for business any branch office which has been approved by the appropriate regulatory authorities but not yet opened or apply to the appropriate regulatory authorities to establish a new branch office or expand any existing branch office; acquire, become obligated to acquire, or enter into any agreement to acquire, any banking or non-banking company or any branch offices of any such companies, other than such agreements existing on the date hereof and disclosed to Fifth Third; make, declare, pay or set aside for payment any cash dividends on its own stock other than normal and customary cash dividends not to exceed $.12 per share per quarter through December 31, 2000, paid in such amounts and at such times as Ottawa historically has done on its common stock, provided this covenant shall only apply to Ottawa and provided further that notwithstanding anything to the contrary herein, Fifth Third and Ottawa shall cooperate in selecting the Effective Time to ensure that the holders of Ottawa Common Stock do not become entitled to receive both a dividend in respect of their Ottawa Common Stock and a dividend in respect of the Fifth Third Common Stock or fail to be entitled to receive any dividend with respect to any quarterly period or portion thereof in which the Effective Time occurs; make, declare, pay or set aside for payment any stock dividends or make any other distributions on its stock other than cash dividends as described in the immediately preceding clause; change or otherwise amend any Benefit Plans other than as required by law or as contemplated herein; and provide any increases in employee salaries or benefits other than in the ordinary course of business. Ottawa agrees that it will not sell or otherwise dispose of or encumber any of the shares of the capital stock of AmeriBank or any of the Non-Bank Subsidiaries which are now owned by it.

C. Except as required by applicable law or regulation, except for actions taken with the consent of Fifth Third, neither Ottawa, AmeriBank nor any of the Non-Bank Subsidiaries shall (a) implement or adopt any material change in their interest rate risk management policies, procedures, or practices; (b) fail to follow its existing policies or practices with respect to managing their exposure to interest rate risk; or (c) fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk.

D. Not later than the 15th day prior to the mailing of Ottawa's proxy statement with respect to the Merger, Ottawa shall deliver to Fifth Third a list of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the annual or special meeting called to approve the Merger, deemed an "affiliate" of it as that term is used in Rule 145 under the Securities Act of 1933, as amended, or SEC Accounting Series Releases 130 and 135 (the "Ottawa Affiliates"). Ottawa shall use its best efforts to cause each Ottawa Affiliate to execute and deliver to Fifth Third on or before the mailing of such proxy statement an agreement in the form of Appendix D hereto.

E. Ottawa timely shall furnish Fifth Third with copies of all reports filed by Ottawa with the SEC subsequent to the date of this Agreement and until the Closing Date.

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V. Cooperation and Other Obligations and Other Covenants

A. Fifth Third will prepare and cause to be filed at its expense such applications and other documents with the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Department of the Treasury, the Ohio Division of Financial Institutions, the Michigan Division of Financial Institutions, the Office of Thrift Supervision, and any other governmental agencies as are required to secure the requisite approval of such agencies to the consummation of the transactions provided for in this Agreement, and the parties shall cooperate in the preparation of an appropriate registration statement, including the prospectus, proxy statement, and such other documents necessary to comply with all federal and state securities laws relating to the registration and issuance of the shares of Fifth Third Common Stock to be issued to the shareholders of Ottawa in this transaction (the expenses thereof, other than accounting, legal, investment banking, financial consulting and associated expenses of Ottawa and its affiliates, to be paid by Fifth Third), and any other laws applicable to the transactions provided for in this Agreement. Fifth Third shall use all reasonable efforts to file all such applications within ninety (90) days of the date of this Agreement and to secure all such approvals. Ottawa agrees that it will, as promptly as practicable after request and at its own expense, provide Fifth Third with all information and documents concerning Ottawa, AmeriBank and the Non-Bank Subsidiaries, as shall be required in connection with preparing such applications, registration statements and other documents and in connection with securing such approvals. Prior to filing any such applications or other documents with the applicable governmental agencies, Fifth Third shall provide copies thereof to Ottawa. Fifth Third agrees that it will, as promptly as practicable after request and at its own expense, provide Ottawa with all information and documents concerning Fifth Third and its subsidiaries as shall be required in connection with preparing such applications, registration statements and other documents which are to be prepared and filed by Ottawa and in connection with approvals required to be obtained by Ottawa hereunder. Prior to filing any such applications, statements or other documents with the applicable governmental agency, Ottawa shall provide copies thereof to Fifth Third.

B. Each of the parties hereto agrees to use its best efforts and to cooperate with the other party in all reasonable respects in order to carry out and consummate the transactions contemplated by this Agreement at the earliest practicable time including, without limitation, the filing of applications, notices and other documents with, and obtaining approval from, appropriate governmental regulatory agencies.

C. Ottawa agrees to permit Fifth Third, its officers, employees, accountants, agents and attorneys, and Fifth Third agrees to permit Ottawa, its officers, employees, accountants, agents and attorneys, to have reasonable access during business hours to their respective books, records and properties, and those of AmeriBank, the Non-Bank Subsidiaries and Fifth Third Bank, Indiana as well, for the purpose of making a detailed examination, or updating and amplifying prior examinations, of the financial condition, assets, liabilities, legal compliance, affairs and the conduct of the business of Ottawa, AmeriBank and the Non-Bank Subsidiaries or Fifth Third or Fifth Third Bank, Indiana, as the case may be, prior to the Effective Time, and also to permit the monitoring of the foregoing on an ongoing basis (such rights of examination and monitoring to be subject to the confidentiality obligations set forth in such Paragraph VII.D. hereof); provided, however, that any such examination by Fifth Third or Ottawa shall not relieve Fifth Third or Ottawa from any

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responsibility or liability for any material misrepresentation or material breach of warranty hereunder discovered in the course of or subsequently to such examination and prior to the Effective Time.

D. 1. Ottawa, AmeriBank and the Non-Bank Subsidiaries, without the advance written consent of Fifth Third, shall not take any action which would reduce or restrict the availability of surplus (excess of plan assets over plan liabilities) under any defined benefit plan as defined in Section 414(j) of the Code.

        2. Ottawa, AmeriBank and the Non-Bank Subsidiaries, without the advance written consent of Fifth Third, shall not (a) take any action which would cause or result in the allocation of any shares held in the ESOP suspense account, forfeiture account or excess 415 suspense account to participant accounts other than ESOP loan repayments that are regularly scheduled prior to the Closing Date under the terms of the original ESOP loan agreement and note, (b) take any action that would accelerate the allocation of the ESOP suspense shares to participant accounts, or (c) take any action that would otherwise give ESOP plan participants any claim or right to shares held in the ESOP suspense account.

        3. If Fifth Third so requests, Ottawa, AmeriBank or any Non-Bank Subsidiary shall develop a plan and timetable for amending or terminating any or all of the Qualified Benefit Plans, and, with the advance written approval of Fifth Third, shall proceed with the implementation of said amendment or termination plan and timetable.

        4. Ottawa, AmeriBank and the Non-Bank Subsidiaries shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third demonstrating that the requirements of Sections 401(a)(4), 404, 410(b), 412, 415, 416, 401(k) and (m) of the Code have been satisfied by all of its Qualified Benefit Plans for the 1997, 1998 and 1999 plan years.

       5. With respect to any Benefit Plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting without Fifth Third's consent whether or not such discretionary acceleration of vesting is provided under the terms of the Benefit Plan; provided that a Benefit Plan which pursuant to its terms provides for an acceleration of vesting upon a change of control of Ottawa shall not be deemed to involve a discretionary acceleration of vesting and vesting thereunder shall accelerate as of the Effective Time or any date as provided therein.

       6. If requested by Fifth Third, Ottawa, AmeriBank and the Non-Bank Subsidiaries shall take all actions necessary to freeze any Qualified Benefit Plan as of the Effective Time such that no further contributions (including employee 401(k) contributions) shall be made under the Qualified Benefit Plan after the Effective Time.

       7. Ottawa, AmeriBank and the Non-Bank Subsidiaries, without the advance written consent of Fifth Third, which shall not be unreasonably withheld or delayed, shall not (a) adopt any amendments to the Qualified Benefit Plans after the date of this Agreement; or (b) make any distributions from the Qualified Benefit Plans after the date of this Agreement, except as required

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by the Qualified Benefit Plan or applicable law; or (c) make any contributions to the Qualified Benefit Plans (except 401(k) employee contributions) after the date of this Agreement. After Ottawa has satisfied the requirements of Section E (4) above, consent of Fifth Third shall not be required for distributions permitted pursuant to the terms of the Qualified Benefit Plans as currently in effect.

        8. Ottawa, AmeriBank and the Non-Bank Subsidiaries shall provide to Fifth Third at least sixty (60) days prior to the Effective Time, documentation reasonably satisfactory to Fifth Third demonstrating that they have all power and authority necessary to amend and/or terminate any plan providing retiree medical coverage, thereby reducing or eliminating future liability.

E. Assuming that Ottawa delivers to Fifth Third the Section 16 Information in a timely fashion prior to the Effective Time, the Board of Directors of Fifth Third, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective time adopt a resolution, expressly relying on Ottawa's representation that any such options or other grants were upon their issuance exempt from liability pursuant to Section 16(b) under the Exchange Act, providing that the receipt by the Ottawa Insiders of Fifth Third Common Stock in exchange for shares of Ottawa Common Stock, and of options to purchase shares of Fifth Third Common Stock upon conversion of options to purchase shares of Ottawa Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act; provided, however, that the Board of Directors of Fifth Third will be under no obligation to adopt such a resolution unless it may expressly rely on a written representation by Ottawa that any such options or other grants were, upon their issuance, exempt from liability pursuant to Section 16(b) under the Exchange Act. "Section 16 Information" shall mean information accurate in all respects regarding the Ottawa Insiders, the number of shares of Ottawa Common Stock held by each such Ottawa Insider and expected to be exchanged for Fifth Third Common Stock in the Merger, and the number and description of the options to purchase shares of Ottawa Common Stock held by each such Ottawa Insider and expected to be converted into options to purchase shares of Fifth Third Common Stock in connection with the Merger. "Ottawa Insiders" shall mean those officers and directors of Ottawa who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

F. A certified copy of the resolution of the Board of Directors of Ottawa approving the execution of this Agreement, specifically referring to the oral fairness opinion rendered by Keefe, Bruyette & Woods, Inc. ("KBW") shall be delivered to Fifth Third on the date of execution of this Agreement. A copy of the executed written opinion of KBW dated effective as of the date of the board action will be delivered to Fifth Third as soon as practicable after the date of this Agreement.

G. Fifth Third timely shall furnish Ottawa with copies of all reports filed by Fifth Third with the SEC subsequent to the date of this Agreement and until the Closing Date.

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H. Fifth Third shall register its shares of Common Stock to be issued to the Ottawa shareholders hereunder with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities and Nasdaq.

I. Ottawa shall terminate its dividend reinvestment plan on or prior to the Effective Time. Ottawa agrees to take all necessary action to properly terminate such plan, including without limitation to provide any required notices of such termination to the plan participants prior to the Effective Time. Ottawa further agrees that any and all purchases to be made under its dividend reinvestment plan shall be consummated prior to the Effective Time, that Ottawa shall hold no monies on behalf of any person for future purchases of Ottawa Common Stock at the Effective Time and that all shares of Ottawa Common Stock issued and outstanding pursuant to the plan shall be converted into shares of Fifth Third Common Stock in accordance with Article I hereof. Subsequent to the Effective Time, any and all participants in the Ottawa dividend reinvestment plan shall be eligible to participate in Fifth Third Direct upon their proper enrollment in Fifth Third Direct.

VI. Conditions Precedent to Closing.

A. Conditions to the Obligations of Each of the Parties:

The obligation of each of the parties hereto to consummate the transactions provided for herein is subject to the fulfillment on or prior to the Effective Time of each of the following conditions:

        1. The shareholders of Ottawa shall have duly adopted this Agreement in accordance with and as required by law and in accordance with its Certificate of Incorporation and Bylaws.

       2. All necessary governmental and regulatory orders, consents, clearances and approvals and requirements shall have been secured and satisfied for the consummation of such transactions, including without limitation, those of the Federal Reserve System, the Michigan Division of Financial Institutions, the Department of the Treasury, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to the extent required.

        3. Prior to or at the Effective Time, no material investigation by any state or federal agency shall have been threatened or instituted seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby and no material governmental action or proceeding shall have been threatened or instituted before any court or government body or authority, seeking to enjoin or prohibit, or enjoining or prohibiting, the transactions contemplated hereby other than investigations, actions and proceedings which have been withdrawn prior to or at the Effective Time without material adverse effect to Fifth Third or Ottawa and other than regularly-scheduled regulatory examinations.

       4. Any waiting period mandated by law in respect of the final approval by any applicable Federal or State regulator(s) of the transaction contemplated herein shall have expired.

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        5. Fifth Third shall have registered its shares of Common Stock to be issued to the Ottawa shareholders hereunder with the SEC pursuant to the Securities Act of 1933, as amended, and with all applicable state securities authorities. The registration statement with respect thereto shall have been declared effective by the SEC and all applicable state securities authorities and no stop order shall have been issued. The shares of Fifth Third Common Stock to be issued to the Ottawa shareholders hereunder shall have been authorized for trading on the Nasdaq Stock Market upon official notice of issuance.

B. Conditions to the Obligations of Fifth Third:

The obligation of Fifth Third to consummate the transactions provided for herein is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Fifth Third in a writing delivered to Ottawa which specifically refers to the condition or conditions being waived:

        1. All of the representations and warranties of Ottawa set forth in Section II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (as hereinafter defined) as if each such representation and warranty was given on and as of the Closing Date, except for (i) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date and (ii) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Ottawa, AmeriBank and the Non-Bank Subsidiaries taken as a whole.

       2. Ottawa shall have performed all of the obligations required of it under the terms of this Agreement in all material respects.

        3. Silver, Freedman & Taff, L.L.P., counsel for Ottawa, shall have delivered an opinion addressed to Fifth Third in substantially the form appended hereto as Appendix A.

        4. The aggregate amount of consolidated shareholders' equity (including Common Stock, Additional Paid-In Capital and Retained Earnings and excluding Treasury Stock) of Ottawa immediately prior to the Effective Time, as shown by and reflected in its books and records of accounts on a consolidated basis in accordance with GAAP, consistently applied, shall not be less than $75,000,000. For purposes of this subparagraph 4 to Section VI.B., (A) any expenses or accruals after the date hereof relating to (i) the adjustments contemplated by Section IV.B.(i) herein, (ii) termination or funding of any of Benefit Plans of Ottawa, AmeriBank and the Non-Bank Subsidiaries as contemplated herein, (iii) expenses associated with this Agreement and the transactions contemplated herein, and (iv) expenses and losses associated with valuing of Ottawa's or AmeriBank's investments at current market value as required by GAAP (including SFAS 115) shall be excluded for purposes of calculation of Ottawa's shareholders' equity as contemplated herein prior to the Effective Time.

        5. Fifth Third's independent certified public accountants shall have reviewed the unaudited consolidated financial statements of Ottawa as at the end of the month immediately preceding the Effective Time, as well as the unaudited separate financial statements of AmeriBank

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and the Non-Bank Subsidiaries as of the same date, performed such other auditing procedures as may be requested by Fifth Third and reported in good faith that they are not aware of any material modifications which would have a material adverse effect on the financial condition of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries taken as a whole that should be made in order for such financial statements to (i) be in conformity with GAAP, consistently applied, excluding the presentation of footnotes, and (ii) accurately state the financial condition and results of operations of Ottawa, AmeriBank and the Non-Bank Subsidiaries.

       6. The receipt of a certificate from Ottawa, AmeriBank and the Non-Bank Subsidiaries, executed by the chief executive officer and chief financial officer of each, dated the Closing Date, certifying to their best knowledge and belief that: (i) all of the representations and warranties set forth in Section II hereof were true and correct as of the date of this Agreement and as of the Effective Time in all material respects, except for (y) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (z) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Ottawa, AmeriBank, and the Non-Bank Subsidiaries taken as a whole; and (ii) it has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement, except for breaches of obligations which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Ottawa, AmeriBank and the Non-Bank Subsidiaries, taken as a whole.

       7. The total issued and outstanding shares of Ottawa Common Stock shall not exceed 7,477,841 shares including all options to purchase Ottawa Common Stock, plus shares issued in connection with Ottawa's Dividend Reinvestment Program as permitted herein.

       8. (a) In consideration of the consummation of this transaction, the Directors of Ottawa shall execute and deliver to Fifth Third an agreement by which the Directors shall agree for a period of two (2) years after the Effective Time to refrain from directly or indirectly, whether for their own account or for the account of any other person, firm, corporation, or other business organization, (i) in the states of Michigan, Ohio, Kentucky, Indiana, Florida or Arizona, engage in providing Banking Services (as defined below) as an employee, officer, director, or consultant on behalf of any other business organization who is a competitor of Fifth Third, (ii) provide Banking Services to any Client (as defined below), (iii) make any statement or take any actions that may interfere with Fifth Third's or any Affiliate's business relationships with any Client, (iv) contact either directly or indirectly any Client or otherwise induce or attempt to induce any Client to enter into any business relationship with any person or firm other than Fifth Third or an Affiliate relating to Banking Services of any type, (v) endeavor or entice away from Fifth Third any person who the Director has actual knowledge that such person is, or was at any time during the period the Director was employed by Fifth Third or during the Restricted Period, employed by or associated with Fifth Third as an executive, officer, employee, manager, salesperson, consultant, independent contractor, representative or other agent, or (vi) take any actions that may interfere with Fifth Third's property rights in lists of Clients or otherwise diminish the value of such lists to Fifth Third. Notwithstanding any provision contained in this Section 8, the restrictions contained herein shall not be applicable to any activity of the Director or any activity of his or her spouse which existed at

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the time of this Agreement and which was disclosed by the Director to Fifth Third, and may be waived by Fifth Third with respect to one or more Directors in writing at any time and from time to time in Fifth Third's sole discretion after receipt of a written request from any Director

        (b) The term "Restricted Period" shall mean the period beginning on the Effective Time and ending two (2) years thereafter.

       (c) The term "Banking Services" shall mean retail or commercial deposit or lending business, including mortgage lending, trust services, securities brokerage, asset management and all other services which are customarily provided by banks or which are otherwise provided by Fifth Third or its affiliates.

        (d) For all purposes of this Agreement, the term "Client" shall mean all persons or entities who are or were clients of Fifth Third at the date of termination of employment or at any time during the three (3) year period prior to the date of termination of the Director's term, any potential clients who to the Director's actual knowledge, have been identified and contacted by a representative of Fifth Third. The term "Client" shall not include any member of the Employee's immediate family, as defined under Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any trust of which the Employee or any member of his immediate family (as defined in Rule 16a-1 of the Exchange Act) is a trustee or beneficiary.

C. Conditions to the Obligations of Ottawa:

The obligation of Ottawa to consummate the transactions provided for herein and in the Agreement of Merger is subject to the fulfillment at or prior to the Effective Time of each of the following conditions unless waived by Ottawa in a writing delivered to Fifth Third which specifically refers to the condition or conditions being waived:

       1. All of the representations and warranties of Fifth Third set forth in Section III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date as if each such representation and warranty was given on and as of the Closing Date, except for (i) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (ii) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Fifth Third and its subsidiaries taken as a whole.

        2. Fifth Third shall have performed all of the obligations required of it under the terms of this Agreement and the Agreement of Merger in all material respects.

        3. Paul L. Reynolds, counsel for Fifth Third, shall have delivered an opinion addressed to Ottawa in substantially the form appended hereto as Appendix B.

        4. The receipt of a certificate from Fifth Third, executed by its chief executive officer and chief financial officer, dated the Closing Date, certifying to their best knowledge and belief

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that: (i) all of the representations and warranties set forth in Section III were true and correct as of the date of this Agreement and as of the Closing Date in all material respects, except for (y) any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and (z) inaccuracies of representations and warranties which would not have, or would not reasonably be expected to have, a material adverse effect on the financial condition, business or operations of Fifth Third and its subsidiaries taken as a whole; and, (ii) Fifth Third has met and fully complied in all material respects with all of the obligations required of it under the terms of this Agreement, except for breaches of obligations which would not have, or would not reasonably be expected to have, any material adverse effect on the financial condition, business or operations of Fifth Third and its subsidiaries, taken as a whole.

        5. Fifth Third Bank's Trust Department (Fifth Third's Cincinnati, Ohio affiliate), as the Exchange Agent, will acknowledge in writing to Ottawa that it is in receipt of (i) certificates representing a whole number of shares of Fifth Third Common Stock to be issued to the shareholders of Ottawa pursuant to this Agreement, and (ii) sufficient cash to be paid to the Ottawa shareholders for fractional shares.

       6. Douglas Iverson, Vice Chairman and CEO of Ottawa and Ronald Haan, President and COO of Ottawa shall have executed and delivered to Fifth Third a release and termination agreement in form and substance reasonably acceptable to Fifth Third and each of those officers releasing Ottawa and Fifth Third of and from any and all liability arising from employment agreements executed by such officers and Ottawa in exchange for the payment of the consideration set forth therein. Jon Swets shall have executed and delivered to Fifth Third a release and termination agreement in form and substance reasonably acceptable to Fifth Third and Jon Swets releasing Ottawa and Fifth Third of and from any and all liability arising from a severance agreement with Ottawa in exchange for the payment of the consideration set forth therein.

VII. Additional Covenants

A. AmeriBank shall be merged with and into Fifth Third Bank, Indiana, to be effective on the Effective Time. The parties hereto agree to cooperate with one another to effect such merger. Upon consummation of any merger of AmeriBank, the separate corporate existence of AmeriBank shall cease by operation of law.

B. 1. Fifth Third shall consider employing at Fifth Third or other Fifth Third subsidiaries or affiliates as many of the employees of Ottawa, AmeriBank and the Non-Bank Subsidiaries who desire employment within the Fifth Third holding company system as possible, to the extent of available positions and consistent with Fifth Third's standard staffing levels and personnel policies; at or as promptly as practicable after the Effective Time as Fifth Third shall reasonably determine, Fifth Third shall provide to each full-time employee of Ottawa, AmeriBank and the Non-Bank Subsidiaries that is employed by Fifth third ("Former Ottawa Employees") the opportunity to participate in each Benefit Plan maintained by Fifth Third for similarly-situated employees, or a plan of comparable value, provided that with respect to such plans maintained by Fifth Third, Former Ottawa Employees shall be given credit for service with Ottawa, AmeriBank and the Non-Bank Subsidiaries in determining participation in, eligibility for, and vesting in, benefits thereunder,

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and only with respect to severance, sick pay and vacation plans, accrual of benefits; provided further that no Former Ottawa Employees shall be entitled to participate in the Fifth Third Bancorp Master Retirement Plan which has been frozen to new participants; and provided further that such continuing employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the medical plans of Ottawa, AmeriBank and the Non-Bank Subsidiaries immediately prior to the Effective Time or any waiting period relating to coverage under Fifth Third's medical plan; and provided further that to the extent that the initial period of coverage for employees of Ottawa, AmeriBank or of the Non-Bank Subsidiaries under any plan of Ottawa, AmeriBank or of the Non-Bank Subsidiaries, whichever is applicable, that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA is not a full 12 month period of coverage, employees of Ottawa, AmeriBank or of the Non-Bank Subsidiaries shall be given credit under the applicable welfare plan for any deductibles and co-insurance payments made by such employees of Ottawa, AmeriBank or of the Non-Bank Subsidiaries under the corresponding welfare plan during the balance of such twelve (12) month period of coverage.

        2. Those employees (other than temporary and/or co-operative employees) of Ottawa, AmeriBank and the Non-Bank Subsidiaries who do not have an employment or severance agreement and who are not to be employed by Fifth Third or who are terminated or voluntarily resign after being notified that, as a condition of employment, such employee must work at a location more than thirty-five (35) miles from such employee's former location of employment or that such employee's salary will be decreased, in any case and in both cases, within one hundred twenty (120) days after the Effective Time, and who sign and deliver a termination and release agreement in the form attached as Appendix C hereto, shall be entitled to severance pay equal to (a) with respect to the four (4) officers of AmeriBank who held the title of Vice President as of July 1, 2000, twenty-six (26) weeks of pay, and (b) with respect to all other employees, two (2) weeks of pay for each year of service up to a maximum of twenty-six (26) weeks of pay; if there has been a break in an employee's period of employment, the prior period shall be added to the current period of employment. Any employee employed by more than one corporation shall be entitled to payment under only one severance plan. Fifth Third shall provide notification to Ottawa of those employees it will or will not be hiring at least 30 days prior to the Effective Time in order that such employees terminated by Ottawa can be given appropriate notice of termination in advance of the effectiveness thereof. Nothing contained in this Paragraph VII.B.2 shall be construed or interpreted to limit or modify in any way Fifth Third's at will employment policy.

       3. Any officer of Ottawa, AmeriBank or any Non-Bank Subsidiary who has an employment or severance agreement with Ottawa or AmeriBank as of June 30, 2000 (each a "Contract Officer") shall receive as of the Effective Time, the severance or termination payments agreed to pursuant to Section VI. C. 6. ("Contract Payments") and shall not receive any severance payments from Ottawa and Fifth Third in connection with the Merger, pursuant to Section VII. B.2. As a condition to receiving their Contract Payments each Contract Officer shall sign and deliver to Fifth Third a termination and release agreement. All such agreements shall be in the form attached hereto as Appendix C. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall any Contract Officer receive any payment that would be considered an "Excess Parachute Payment" pursuant to Section 280(G) of the Code.

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C. (i) From and after the Effective Time, Fifth Third shall assume the obligations of Ottawa, AmeriBank and the Non-Bank Subsidiaries arising under applicable Delaware, Michigan, Ohio and Federal law in existence as of the date hereof or as amended prior to the Effective Time and under the Certificate of Incorporation, Charter and Bylaws, as applicable, of Ottawa, AmeriBank or the Non-Bank Subsidiaries as in effect on the date hereof to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes, prior to the Effective Time, an officer or director of Ottawa, AmeriBank, or any of the Non-Bank Subsidiaries (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Fifth Third) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Time (including, without limitation, the merger and the transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. Fifth Third shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under the Certificate of Incorporation, Charter or Bylaws, as applicable, of Ottawa, AmeriBank or any of the Non-Bank Subsidiaries. Fifth Third's assumption of the indemnification obligations of Ottawa, AmeriBank and the Non-Bank Subsidiaries as provided herein shall continue for a period of Five (5) years after the Effective Time or, in the case of claims asserted prior to the fifth (5th) anniversary of the Effective Time until such matters are finally resolved. Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim shall notify Fifth Third (but the failure to so notify Fifth Third shall not relieve Fifth Third from any liability which Fifth Third may have under this section except to the extent Fifth Third is materially prejudiced thereby). Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each matter under this section unless there is, under applicable standards of professional conduct, a conflict on any one significant issue between the positions of any two or more Indemnified parties.

        (ii) From and after the Effective Time, the directors, officers and employees of Ottawa and its subsidiaries who become directors, officers or employees of Fifth Third or any of its subsidiaries, except for the indemnification rights set forth in subparagraph (i) above, shall have indemnification rights with prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers or employees of Fifth Third or the subsidiary by which such person is employed are entitled under the provisions of the Articles of Incorporation of Fifth Third or similar governing documents of Fifth Third or its applicable subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

       (iii) The obligations of Fifth Third provided under this Section VII.C. are intended to benefit, and be enforceable against Fifth Third directly by, the Indemnified Parties, and shall be binding on all respective successors of Fifth Third.

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        (iv) Fifth Third shall also purchase and keep in force for a two (2) year period, a policy of directors' and officers' liability insurance to provide coverage for acts or omissions of the type currently covered by Ottawa's existing directors' and officers' liability insurance for acts or omissions occurring on or prior to the Effective Time, but only to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided thereby. It is agreed that such costs shall be commercially reasonable so long as they do not exceed 125% of the annual costs currently paid for such coverage by Ottawa.

D. Fifth Third will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it by Ottawa concerning Ottawa, AmeriBank and the Non-Bank Subsidiaries. Ottawa will not disclose to others, shall not use in respect of its (or any of its subsidiaries) business operations, and will hold in confidence any non-public, confidential information disclosed to it concerning Fifth Third or any of its affiliates. In the event the Merger is not completed, all non-public financial statements, documents and materials, and all copies thereof, shall be returned to Ottawa or Fifth Third, as the case may be, and shall not be used by Fifth Third or Ottawa, as the case may be, in any way detrimental to Ottawa or Fifth Third.

E. All notices under this Agreement or under the Agreement of Merger shall be in writing and shall be sufficient in all respects if delivered in person or mailed by certified mail, return receipt requested, with postage prepaid and addressed, if to Ottawa to: Mr. Gordon H. Cunningham, Chairman, Ottawa Financial Corporation, 245 Central Avenue, Holland, Michigan 49423 with a copy to: James Fleischer, Esq., Silver, Freedman & Taff, L.L.P., 1100 New York, N.W., Washington, D.C. 20005; if to Fifth Third, to Mr. George A. Schaefer, Jr., President and Chief Executive Officer, Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, with a copy to Paul L. Reynolds, Esq., Executive Vice President and General Counsel, Fifth Third Bank, Legal Department, 38 Fountain Square Plaza, M.D. 10AT76, Cincinnati, Ohio 45263. Such notices shall be deemed to be received when delivered in person or when deposited in the mail by certified mail, return receipt requested with postage prepaid.

F. This Agreement, together with the written instruments specifically referred to herein and such other written agreements delivered by Fifth Third or Ottawa to each other pursuant hereto constitute the entire agreement between the parties with regard to the transactions contemplated herein and supersede any prior agreements, whether oral or in writing. This Agreement may be hereafter amended only by a written instrument executed by each of the parties pursuant to Section X hereof.

G. During the period from the date of this Agreement to the Effective Time, except with the prior approval of Fifth Third, Ottawa shall not, and shall not permit its representatives to, directly or indirectly, subject to the exercise by the Directors of Ottawa of their fiduciary duties, initiate, solicit, negotiate with, encourage discussions with, provide information to, or agree to a transaction with, any corporation, partnership, person or other entity or group concerning any merger of either Ottawa or AmeriBank or any sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument

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evidencing, the right to acquire capital stock) or similar transaction involving Ottawa, AmeriBank or any of the Non Bank Subsidiaries (any such transaction being referred to herein as an "Acquisition Transaction"). Subject to the exercise by the Directors of Ottawa of their fiduciary duties, Ottawa promptly shall communicate to Fifth Third the terms of any proposal which it may receive in respect of an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussions with respect thereto.

H. Fifth Third and Ottawa shall each indemnify and hold the other harmless for any claim, liability or expense (including reasonable attorneys' fees) arising from a misstatement or omission in the applications submitted to regulatory agencies for approval of the transaction contemplated by this Agreement relating to the indemnifying party which is based or made in reliance upon any representation, warranty, or covenant of such party in this Agreement or any certification, document, or other information furnished or to be furnished by such party pursuant to this Agreement. From and after Closing Date, this subsection shall be of no further force or effect.

I. Following the satisfaction of all conditions to closing the Merger, other than the expiration of any waiting period required by any regulatory agency after its approval of the Merger is issued and conditions which are only capable of being satisfied at closing, upon the request of Fifth Third and at the sole option of Fifth Third, Ottawa and AmeriBank shall execute and deliver to Midwest Payment Systems, Inc. ("MPS") an agreement to convert all electronic funds transfer ("EFT") related services to MPS and the Jeanie® system. Such Agreement shall provide that MPS will be the exclusive provider of such services to Ottawa and AmeriBank for a period of five (5) years from the date such agreements are executed. Fifth Third agrees that the cost of the conversion of Ottawa and AmeriBank to EFT provided by MPS and conversion to the Jeanie® system (including, without limitation, the cost of all card reissue, signage and penalties relating to terminating its current EFT relationships) will be paid by Fifth Third. Fifth Third further agrees that the costs and fees to Ottawa and the Thrift Subsidiaries for the Jeanie® service shall not exceed those charged by the current EFT service provider of Ottawa and AmeriBank, subject to any increases in such costs and fees which would otherwise be permitted under their current EFT processing agreements. In the event this Agreement is terminated pursuant to Section VIII hereof for any reason except a material breach or default by Ottawa, and if, in such instance, Ottawa desires to convert to another provider of EFT services, Fifth Third shall pay all costs and expenses associated with such conversion, provided, however, such costs and expenses are reasonable when compared to costs and expenses ordinarily charged in the EFT services industry. In no event shall Ottawa or AmeriBank be required to take any actions pursuant to this Paragraph I or otherwise under this Agreement or the Agreement of Merger that are contrary to any applicable law, regulation, rule or order or which constitute a breach of the fiduciary duties of the directors of Ottawa or AmeriBank.

J. Fifth Third and Ottawa shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party from making any disclosure which its counsel deems required by law, and provided, further, however, that Fifth Third shall not be required to incorporate any comments from Ottawa into such releases or public filings unless determined to be appropriate by Fifth Third in good faith.

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K. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees, costs and expenses of its own financial consultants, investment bankers, accountants and counsel, without reduction or modification in the number of shares of Fifth Third Common Stock to be issued hereunder. The expenses of printing and mailing the prospectus/proxy statement shall be paid by Fifth Third.

L. 1. Between the date hereof and the Closing Date, Ottawa shall promptly advise Fifth Third in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Ottawa, AmeriBank and the Non-Bank Subsidiaries, taken as a whole, provided, however, that no such information so disclosed to Fifth Third shall be deemed an exception to any representation, warranty or covenant made by Ottawa unless Fifth Third, in its sole discretion, agrees in writing to accept such exception.

        2. Between the date hereof and the Closing Date, Fifth Third shall promptly advise Ottawa in writing of any fact that, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact that, if existing or known at the date hereof, would have made any of the representations contained herein untrue to any material extent, and which in each case, would be likely to have a material adverse effect on Ottawa and its subsidiaries, taken as a whole, provided, however, that no such information so disclosed to Ottawa shall be deemed an exception to any representation, warranty or covenant made by Fifth Third unless Ottawa, in its sole discretion, agrees in writing to accept such exception.

VIII. TERMINATION

A. This Agreement may be terminated at any time prior to the Effective Time by written notice delivered by Fifth Third to Ottawa or by Ottawa to Fifth Third in the following instances:

        1. By Fifth Third or Ottawa, if there has been to the extent contemplated in Section VI.B.1. and 2. and Section VI.C.1. and 2. herein, a material misrepresentation, a material breach of warranty or a material failure to comply with any covenant on the part of the other party with respect to the representations, warranties, and covenants set forth herein and such misrepresentations, breach or failure to comply has not been cured (if capable of cure) within thirty (30) days after receipt of written notice, provided, the party in default shall have no right to terminate for its own default.

        2. By Fifth Third or Ottawa, in each case taken as a whole, if the business or assets or financial condition of the other party shall have materially and adversely changed from that in existence at June 30, 2000, other than any such change attributable to or resulting from any change in law, regulation or GAAP, changes in interest rates, economic, financial or market conditions

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affecting the banking or thrift industry generally or changes that may occur as a consequence of actions or inactions that either party hereto is expressly obligated to take under this Agreement, including without limitation, the payment by either party of its transaction expenses related to the actions contemplated by the Agreement and the expenses or losses associated with valuing of Ottawa's or AmeriBank's investments at current market value as required by GAAP.

        3. By Fifth Third or Ottawa, if the merger transaction contemplated herein has not been consummated by February 28, 2001, provided the terminating party is not in material breach or default of any representations, warranty or covenant contained herein on the date of such termination.

        4. By the mutual written consent of Fifth Third and Ottawa.

        5. By Fifth Third if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Fifth Third to effect the Merger set forth in Sections VI.A. and B. herein and non-compliance is not waived by Fifth Third.

        6. By Ottawa if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Ottawa to effect the Merger as set forth in Sections VI.A. and C. herein and non-compliance is not waived by Ottawa.

B. If Ottawa shareholders, acting at a meeting held for the purpose of voting upon this Agreement and the Agreement of Merger, fail to approve such agreements in the manner required by law, then this Agreement and the Agreement of Merger shall be deemed to be automatically terminated, provided that Ottawa must be in compliance with Section IV, Paragraph A hereof.

C. Upon termination as provided in this Section, this Agreement and the Agreement of Merger, except for the provisions of Paragraphs D, H, J and K of Section VII hereof shall be void and of no further force or effect, and, except as provided in Paragraph H of Section VII hereof, neither party hereto not in material breach or default of its representations, warranties and covenants hereunder shall have any liability of any kind to the other party including but not limited to liability for expenses incurred by the other party in connection with this transaction; provided that no such termination shall relieve a breaching party from liability for any uncured willful breach of a covenant, undertaking, representation or warranty giving rise to such termination.

D. Fifth Third and Ottawa agree that irreparable damage would occur and that neither Fifth Third nor Ottawa would have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached. If any action is brought by either party to enforce this Agreement, the other party shall waive the defense that there is an adequate remedy at law. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio or an Ohio state court, this being in addition to any other remedy to which they are entitled at law or in equity.

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IX. CLOSING AND EFFECTIVE TIME

The consummation of the transactions contemplated by this Agreement shall take place at a closing to be held at the offices of Fifth Third in Cincinnati, Ohio on a Friday which is as soon as is reasonably possible following the date that all of the conditions precedent to closing set forth in Section VI hereof, including the waiting period required by any banking or financial services holding company regulatory agency after its approval of the Merger is issued before the transaction may be consummated, have been fully met or effectively waived (the "Closing Date"). Pursuant to the filing of articles or a certificate of merger (which shall be acceptable to Ottawa and Fifth Third) with the Secretary of the State of Ohio in accordance with law and this Agreement, the Merger provided for herein shall become effective at the close of business on said day (the "Effective Time"). By mutual agreement of the parties, the closing may be held at any other time or place or on any other date and the effectiveness of the Merger (and the Effective Time) may be changed by such mutual agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for agreements of the parties which by their terms are intended to be performed after the Effective Time.

X. AMENDMENT

This Agreement may be amended, modified or supplemented by the written agreement of Ottawa and Fifth Third upon the authorization of each company's respective Board of Directors at any time before or after approval of the Merger and this Agreement by the shareholders of Ottawa, but after any such approval by the shareholders of Ottawa no amendment shall be made (without further shareholder approval) which changes in any manner adverse to such shareholders the consideration to be provided to such shareholders pursuant to this Agreement and the Agreement of Merger.

XI. GENERAL

This Agreement was made in the State of Ohio and shall be interpreted under the laws of the United States and the State of Ohio. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but except as specifically set forth herein none of the provisions hereof shall be binding upon and inure to the benefit of any other person, firm or corporation whomsoever. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any party hereto without the prior written consent of the other party hereto; provided, however, that the merger or consolidation of Fifth Third shall not be deemed an assignment hereunder if Fifth Third is the surviving corporation in such merger or consolidation and Fifth Third Common Stock shall thereafter continue to be publicly traded and issuable to Ottawa shareholders pursuant to the terms of this Agreement.

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XII. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes but such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereinabove set forth.

FIFTH THIRD BANCORP
(SEAL)	By:	/s/ Robert P. Niehaus
Robert P. Niehaus Executive Vice President
	Attest:	/s/ Paul L. Reynolds
Paul L. Reynolds Assistant Secretary
OTTAWA FINANCIAL CORPORATION
(SEAL)	By:	/s/ Douglas Iverson
Name: Title:
	Attest:	/s/ Ronald Haan
Name: Title:

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